UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: August 25, 2010

(Date of earliest event reported)

Sterling Financial Corporation

(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 North Wall Street, Spokane, Washington 99201

(Address of Principal Executive Offices and Zip Code)

(509) 458-3711

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 26, 2010, Sterling Financial Corporation (“Sterling”) agreed to the terms of an offer letter (the “Agreement”) with Leslie (“Les”) S. Biller, pursuant to which Mr. Biller has agreed to serve as Chairman and member of the Sterling Board of Directors (the “Board”). Pursuant to the Agreement, Sterling has agreed to pay Mr. Biller annual Chairman fees of $150,000, paid quarterly in accordance with Sterling’s standard practice for director fees. In addition, Sterling, at its discretion, has agreed to either: (1) grant Mr. Biller restricted stock units representing no fewer than 22 million shares of Sterling common stock, so long as the total expense recognized for such grant does not exceed $4.5 million, with such grant vesting over the time period specified below; or (2) pay Mr. Biller cash compensation of $4.5 million over the time period set forth below. If granted restricted stock units, 33.3% of the shares would vest immediately upon commencement of his service, and thereafter 13.3% of the shares would vest every six months from December 31, 2010 until December 31, 2012, so long as Mr. Biller continues to serve on the Board. If awarded cash compensation, Mr. Biller would receive cash compensation of $1.5 million paid immediately upon commencement of his service, and thereafter Mr. Biller would receive $600,000 every six months from December 31, 2010 until December 31, 2012, so long as Mr. Biller continues to serve on the Board. Because the grant of restricted stock to Mr. Biller would require Sterling to adopt and receive shareholder approval of a new equity compensation plan by September 1, 2010, which is not feasible, Sterling expects to award Mr. Biller the cash compensation of $4.5 million. The initial payment of $1.5 million will be payable no later than 10 business days following September 1, 2010.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Agreement attached hereto as Exhibit 10.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) In connection with the recapitalization transactions announced by Sterling on August 26, 2010, and the appointments of Les Biller, Scott Jaeckel and David A. Coulter to the Board, as further described in Item 5.02 (d) below, the Board determined that it would be in the best interests of Sterling to reduce the number of directors serving on the Board. Following this determination, Sterling received notices of retirement from the following members of the Board: Creigh H. Agnew, Katherine Anderson, Ned M. Barnes, Rodney W. Barnett, Thomas H. Boone, James P. Fugate, Kermit H. Houser, Marcus Lampros, Robert D. Larrabee, Dianne E. Spires, William J. Wrigglesworth and William W. Zuppe. Their notices of retirement were received and became effective upon the closing of Sterling’s recapitalization transaction on August 26, 2010. The board now consists of Les Biller, Ellen R.M. Boyer, David Coulter, William L. Eisenhart, Scott Jaeckel, Michael F. Reuling and J. Gregory Seibly.

(d) As previously announced on May 17, 2010, the Board appointed Les Biller as Chairman and member of the Board, subject to receipt of regulatory approval and completion of the Sterling’s pending recapitalization transactions. In connection with Sterling’s recapitalization transactions, the Board also appointed Thomas H. Lee Partners, L.P. (“THL”) Managing Director, Scott Jaeckel, and Warburg Pincus Private Equity X, L.P. (“Warburg Pincus”) Managing Director, David A. Coulter, as representatives of THL and Warburg Pincus, respectively, to the Board. Messrs. Biller’s, Jaeckel’s and Coulter’s appointments became effective August 26, 2010, upon receipt of regulatory approval and the completion of the recapitalization transactions, as further described in Sterling’s press release filed as Exhibit 99.1 to Sterling’s Current Report on Form 8-K dated August 26, 2010 and incorporated by reference herein.

Mr. Jaeckel’s and Mr. Coulter’s appointments were made pursuant to the terms of the investment agreements by and between Sterling and THL and Warburg Pincus, respectively. The investment agreements by and between Sterling and THL and Warburg Pincus, respectively, were previously filed as Exhibits 10.1 and 10.2 to Sterling’s Current Report on Form 8-K dated August 20, 2010. The information disclosed in Item 1.01 is also incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 25, 2010, in connection with Sterling’s recapitalization transactions, Sterling filed Articles of Amendment to its Restated Articles of Incorporation with the Washington Secretary of State, creating a series of 303,000 shares of preferred stock designated as Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C. Also in connection with Sterling’s recapitalization transactions, on August 26, 2010 Sterling filed Articles of Amendment to its Restated Articles of Incorporation with the Washington Secretary of State, eliminating par value for Sterling’s common stock, creating a series of 3,418,300 shares of preferred stock designated as Convertible Participating Voting Preferred Stock, Series B and creating a series of 3,881,700 shares of preferred stock designated as Convertible Participating Voting Preferred Stock, Series D. The foregoing description of the Articles of Amendment to Sterling’s Restated Articles of Incorporation, does not purport to be complete and is qualified in its entirety by reference to the complete copies of the Articles of Amendment attached hereto as Exhibits 3.1, 3.2, 3.3 and 3.4.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are being filed herewith:

Exhibit No.	Exhibit Description

3.1	Articles of Amendment to Sterling’s Restated Articles of Incorporation designating Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C.
3.2	Articles of Amendment to Sterling’s Restated Articles of Incorporation eliminating par value of Sterling common stock.
3.3	Articles of Amendment to Sterling’s Restated Articles of Incorporation designating Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series B.
3.4	Articles of Amendment to Sterling’s Restated Articles of Incorporation designating Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series D.
10.1	Offer letter by and between Sterling and Leslie (“Les”) S. Biller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

August 27, 2010	By:	/s/ Daniel G. Byrne
Date		Daniel G. Byrne
Executive Vice President, Assistant Secretary and Principal Financial Officer